SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     August 9, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events and Required FD Disclosure

On August 9, 2004, Bally Total Fitness Holding Corporation obtained a consent under its Credit Agreement, dated as of November 18, 1997, as amended and restated as of July 2, 2003. A copy of the consent is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

c. Exhibits

99	Consent, dated as of August 9, 2004, under the Credit Agreement, dated as of November 18, 1997, as amended and restated as of July 2, 2003, as amended, among Bally Total Fitness Holding Corporation, the lenders parties thereto, JP Morgan Chase Bank, Deutsche Bank Trust Company Americas and LaSalle Bank National Association.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 13, 2004	/s/ Cary A. Gaan

Cary A. Gaan
Senior Vice President